                                                                     Exhibit 5.6


                    [Letterhead of Sullivan & Cromwell LLP]


                                                              February 24, 2005


The Goldman Sachs Group, Inc.,
      85 Broad Street,
           New York, New York 10004.

Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI,
      c/o The Goldman Sachs Group, Inc.,
           85 Broad Street,
                New York, New York  10004.


Ladies and Gentlemen:

                  We are acting as counsel to The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), and to Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI, each a Delaware statutory business trust (the "Trusts"), in connection with their filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"). The Registration Statement registers $18,735,000,000 aggregate amount of the following securities (collectively, the "Securities"):

             o senior and subordinated debt securities, warrants, purchase contracts, units comprised of the foregoing (or of capital securities described below), preferred stock of the Company and depositary shares representing preferred stock;

             o the shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") initially issuable upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for Shares, and the stock purchase rights related to the Shares (the "Rights") to be issued pursuant to the Stockholder Protection Rights Agreement, dated as of April 5, 1999, between the Company and Mellon Investor Services

The Goldman Sachs Group, Inc.
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI



                  LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent");

             o capital securities of the Trusts (the "Capital Securities"), each representing an undivided, preferred beneficial interest in the assets of the issuing Trust;

             o guarantees and related obligations of the Company, on a subordinated basis and to the extent provided therein, with respect to the payment of distributions on and the redemption or liquidation price of the Capital Securities or of similar securities of other issuers similar to the Trusts (the "Guarantees"); and

             o subordinated debt securities to be issued by the Company to the Trusts (or other similar issuers) in connection with the issuance by the Trusts (or other similar issuers) of Capital Securities (or similar securities) having corresponding payment terms (the "Debentures").

                  In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company's Board of Directors authorizing the issuance of the Securities (the "Resolutions"), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

                  Upon the basis of such examination, we advise you that, in our opinion:

                 (1) Indenture Securities. The indenture relating to the senior debt securities, which is dated as of May 19, 1999, has been duly authorized, executed and delivered by the Company, and the indenture relating to the subordinated debt securities, which is dated as of February 20, 2004, has been duly authorized, executed and delivered by the Company. The indenture relating to certain of the warrants, in the form filed as an exhibit to the Registration Statement, has been duly authorized by the Company. When the Registration Statement has become effective under the Act, when the indenture relating to certain of the warrants has been duly executed and delivered substantially in the form so filed, when the terms of the debt securities and the warrants to be issued under the three indentures described above (other than the Debentures, which we address below) (the "Indenture Securities") and of their issuance and sale have been duly established in conformity with the related indenture so as not to violate any applicable law or result in a default under or breach of any agreement or


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
The Goldman Sachs Group, Inc.
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI



             instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Indenture Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Shares, when duly issued upon conversion, exercise or exchange of any Indenture Securities that are convertible into or exercisable or exchangeable for Shares, will be validly issued, fully paid and nonassessable. The debt securities covered by the opinion in this paragraph include any debt securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any purchase contracts or units that may be issued under the indentures relating to the debt securities, but they do not include any Capital Securities, Guarantees or Debentures. The warrants covered by the opinion in this paragraph include any warrants issued under an indenture that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

                 (2) Warrants Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which certain of the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Shares, when duly issued upon conversion, exercise or exchange of any such warrants that are convertible into or


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

The Goldman Sachs Group, Inc.
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI



             exercisable or exchangeable for Shares, will be validly issued, fully paid and nonassessable. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

                 (3) Purchase Contracts Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which certain of the purchase contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of such purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Shares, when duly issued upon conversion, exercise or exchange of any such purchase contracts that are convertible into or exercisable or exchangeable for Shares, will be validly issued, fully paid and nonassessable. The purchase contracts covered by the opinion in this paragraph include any purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

                 (4) Units Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which certain of the units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement,

The Goldman Sachs Group, Inc.
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI


             and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

                 (5) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the preferred stock and of its issuance and sale have been duly established in conformity with the Company's certificate of incorporation, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the preferred stock will be validly issued, fully paid and non-assessable, and the Shares, when duly issued upon conversion, exercise or exchange of any preferred stock that is convertible into or exercisable or exchangeable for Shares, will be validly issued, fully paid and nonassessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

                 (6) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the depositary and when the depositary receipts evidencing the depositary shares have been duly issued against

The Goldman Sachs Group, Inc.
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI



             deposit of the preferred stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

                 (7) Rights. Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Shares have been validly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for Shares, the Rights attributable to the Shares will be validly issued.

                 (8) Guarantees and Debentures. When the Registration Statement has become effective under the Act, when the guarantee and related agreements under which the Guarantees are to be issued, the trust agreements under which the Capital Securities (and any other similar securities referenced in the first paragraph of this letter) are to be issued and the supplemental indentures under which (together with the related indenture referenced in paragraph
             (1) above) the Debentures are to be issued have been duly executed and delivered in substantially the forms filed as exhibits to the Registration Statement, when the terms of the Guarantees, the related Capital Securities (or any such other securities) and the corresponding Debentures and of their issuance have been duly established in conformity with the guarantee and related agreements, the trust agreements and the related indenture and supplemental indentures (and when the issuers of any such other securities have been duly formed), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the relevant Trust (or any such other issuer) and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

The Goldman Sachs Group, Inc.
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI



             Company or the relevant Trust (or any such other issuer), and when the Guarantees, the related Capital Securities (or any such other securities) and the corresponding Debentures have been duly executed and (if required) authenticated in accordance with the guarantee and related agreements, the trust agreements and the related indenture and supplemental indentures, as applicable, and issued and sold by the Company and the respective Trusts (or any such other issuers), as applicable, as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Guarantees and the Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Guarantees and Debentures covered by the opinion in this paragraph include any Guarantees and Debentures that, with the corresponding Capital Securities (or any such other securities), may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

                  In connection with our opinion set forth in paragraph (7) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

                  We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under
Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

                  The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and (except as stated below) the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. Notwithstanding the foregoing, for the purposes of our

The Goldman Sachs Group, Inc.
Goldman Sachs Capital II
Goldman Sachs Capital III
Goldman Sachs Capital IV
Goldman Sachs Capital V
Goldman Sachs Capital VI


opinion set forth in paragraph (8) above, we have assumed that, at all relevant times, the Capital Securities (or any other similar securities referenced in the first paragraph of this letter) and the related trust agreements will have been duly executed and delivered by the respective Trusts (or the issuers of any such other securities) and, in the case of the trust agreements, by the Company, the Capital Securities (or any such other securities) will have been duly authenticated, if required under the trust agreements, and the Capital Securities (or any such other securities) and the trust agreements will constitute valid and legally binding obligations of the respective Trusts (or any such other issuers) and, in the case of the trust agreements, of the Company under the laws of the State of Delaware, and we are expressing no opinion as to such matters.

                  We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed, without independent verification, that the indenture relating to the senior debt securities has been duly authorized, executed and delivered by the trustee thereunder, that the indenture relating to the subordinated debt securities has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times.

                  We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                                     Very truly yours,

                                                     /s/ Sullivan & Cromwell LLP



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